                               JOHN HANCOCK TRUST

                                POWER OF ATTORNEY

      I do hereby constitute and appoint James D. Gallagher, Bruce Speca, John Danello and Betsy Anne Seel, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") and/or the Investment Company Act of 1940, as amended (the "1940 Act"), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorney, may deem necessary or advisable to enable John Hancock Trust (the "Trust") to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with such registration statement, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, any and all amendments (including post-effective amendments); and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

       Name                    Signature            Title         Date
--------------------    -----------------------    -------    -------------
Don B. Allen            /s/ Don B. Allen           Trustee    March 1, 2005

Charles L. Bardelis     /s/ Charles L. Bardelis    Trustee    March 1, 2005

Elizabeth Cook          /s/ Elizabeth Cook         Trustee    March 1, 2005

Hassell H. McClellan    /s/ Hassell H. McClellan   Trustee    March 1, 2005

James. M. Oates         /s/ James M. Oates         Trustee    March 1, 2005

F. David Rolwing        /s/ F. David Rolwing       Trustee    March 1, 2005

John D. DesPrez         /s/ John D. DesPrez        Trustee    March 1, 2005

John D. Richardson      /s/ John D. Richardson     Trustee    March 1, 2005